Exhibit 3(ii)b

FLORIDA POWER & LIGHT COMPANY

AMENDED AND RESTATED BYLAWS

ARTICLE I. MEETINGS OF SHAREHOLDER

        Section 1. Annual Meeting. The annual shareholder's meeting of the Company shall be held at the time and place designated by the board of directors of the Company.

        Section 2. Special Meetings. Special meetings of the shareholder shall be held when and at the place directed by the chairman of the board, the president, the board of directors, the executive committee or as otherwise provided by law.

        Section 3. Place and Presiding Officer. Meetings of the shareholder may be held within or without the State of Florida.

Meetings of the shareholder may be presided over by the chairman of the board, the president or any vice president. The secretary of the Company, or any person chosen by the person presiding over the shareholder's meeting, shall act as secretary for the meeting.

        Section 4. Action Without a Meeting. Any action required or permitted to be taken at any shareholder's meeting may be taken without a meeting, by a consent in writing setting forth the action so taken and signed by the shareholder.

ARTICLE II. DIRECTORS

        Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the board of directors.

        Section 2. Number. The number of directors of the Company shall not be less than three nor more than fifteen. The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole board given at a regular or special meeting of the board of directors, provided that, the number of directors shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of the shareholder for the election of directors.

At each annual meeting the shareholder shall elect directors to hold office until the next succeeding annual meeting. Each director so elected shall hold office for the term of which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, retirement, removal from office or death. No person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director of the Company, and no director who shall have attained the age of 70 years by the date of election shall be eligible as chairman of the board of directors; provided, however, these limitations shall not be applied in a manner which would cause the involuntary retirement of an employee of the Company.

        Section 3. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholder.

        Section 4. Quorum and Voting. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, the quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

        Section 5. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the entire board of directors, may designate from among its members an executive committee and one or more other committees. Each committee of the board of directors shall have such powers and functions as may be delegated to it by resolution adopted by the entire board of directors, except as prohibited by law.

The board of directors, by resolution adopted in accordance with this section, shall designate a chairman for each committee it establishes who shall preside at all meetings of the committee and who shall have such additional duties as shall from time to time be designated by the board.

The board of directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

        Section 6. Place of Meetings and Presiding Officer. Regular and special meetings of the board of directors may be held within or without the State of Florida.

Meetings of the board shall be presided over by the chairman of the board and in his absence the president. If both the chairman and the president are absent, the directors shall elect a chairman for the meeting from one of their members present.

        Section 7. Time, Notice and Call of Meetings. Regular meetings of the board of directors shall be held without notice at the location of and immediately after the adjournment of the annual shareholder's meeting in each year, and at such other time and place, as may be determined by the board of directors. Notice of the time and place of special meetings of the board of directors shall be given to each director either by personal delivery, telegram, cablegram, or by telephone at least two days prior to the meeting. Notice may also be given through the postal service if mailed at least 5 days prior to the meeting.

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Except as otherwise provided in the Company's Charter, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the board of directors may be called by the chairman of the board, by the president, or by any two directors.

Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 8. Action Without a Meeting. Any action required to be taken at a meeting of the directors or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

        Section 1. Types. The officers of the Company shall consist of a chairman of the board, a president, a secretary, a treasurer and such vice presidents and other officers as may be appointed by the board of directors or by a duly appointed officer authorized by these bylaws or by resolution of the board of directors to appoint officers.

The chief executive officer of the Company shall be either the chairman of the board or the president as determined by the board of directors.

The chairman of the board and the president of the Company shall each have the authority to appoint one or more assistant treasurers, assistant controllers and assistant secretaries.

        Section 2. Appointment and Term. The officers of the Company shall be appointed by the board of directors or by a duly appointed officer authorized to appoint officers. Each officer shall hold office until the first board of directors meeting immediately following the annual shareholder's meeting next occurring after his or her appointment to office and until his or her successor shall have been appointed or until his or her earlier resignation, retirement, removal from office or death.

        Section 3. Duties. All officers of the Company shall have such authority and shall perform such duties as generally pertain to their respective offices and shall have such additional authority and perform such additional duties as may from time to time be determined by resolution of the board of directors.

        Section 4. Removal of Officers. Any officer may be removed by the board of directors at any time with or without cause. Any officer appointed by the chief executive officer or the president may be removed by either the chief executive officer or the president at any time with or without cause.

ARTICLE IV. STOCK CERTIFICATES

Certificates representing shares in the Company shall be signed by the president or a vice president and the secretary or an assistant secretary and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Company itself or an employee of the Company. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Each certificate representing shares shall state upon the face thereof: the name of the Company; that the Company is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

ARTICLE V. DIVIDENDS

The board of directors of the Company may, from time to time, declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Charter.

ARTICLE VI. INDEMNIFICATION/ADVANCEMENT OF EXPENSES

        Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or was or is called as a witness or was or is otherwise involved in any Proceeding in connection with his or her status as an Indemnified Person, shall be indemnified and held harmless by the Company to the fullest extent permitted under the Florida Business Corporation Act (the "Act"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VI, the Company shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Company prior to 60 days after receipt of notice thereof from such person.

For purposes of this Article VI:

(i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(ii) an "Indemnified Person" is a person who is, or who was (whether at the time the facts or circumstances underlying the Proceeding occurred or were alleged to have occurred or at any other time), (A) a director or officer of the Company, (B) a director, officer or other employee of the Company serving as a trustee or fiduciary of an employee benefit plan of the Company, (C) an agent or non-officer employee of the Company as to whom the Company has agreed to grant such indemnity, or (D) serving at the request of the Company in any capacity with any entity or enterprise other than the Company and as to whom the Company has agreed to grant such indemnity.

        Section 2. Expenses. Expenses, including attorneys' fees, incurred by an Indemnified Person in defending or otherwise being involved in a Proceeding in connection with his or her status as an Indemnified Person shall be paid by the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, (i) in the case of (A) a director or officer, or former director or officer, of the Company or (B) a director, officer or other employee, or former director, officer or other employee, of the Company serving as a trustee or fiduciary of any employee benefit plan of the Company, upon receipt of an undertaking ("Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; or (ii) in the case of any other Indemnified Person, upon such terms and as the board of directors, the chairman of the board or the president of the Company deems appropriate.

Notwithstanding the foregoing, in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VI, the Company shall pay said expenses in advance of final disposition only if authorization for such Proceeding (or part thereof) was not denied by the board of directors of the Company prior to 60 days after receipt of a request for such advancement accompanied by an Undertaking.

A person to whom expenses are advanced pursuant to this Section 2 shall not be obligated to repay such expenses pursuant to an Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to such Undertaking.

        Section 3. Protection of Rights. If a claim for indemnification under Section 1 of this Article VI is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses pursuant to Section 2 of this Article VI have not been promptly advanced after a written request for such advancement accompanied by an Undertaking has been received by the Company (in each case, except if authorization thereof was denied by the board of directors of the Company as provided in Article VI, Section 1 and Section 2, as applicable), the Indemnified Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such Indemnified Person shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that indemnification of the Indemnified Person is prohibited by law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the Indemnified Person is proper in the circumstances, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that indemnification of the Indemnified Person is prohibited, shall be a defense to the action or create a presumption that indemnification of the Indemnified Person is prohibited.

        Section 4. Miscellaneous.

        (i) Power to Request Service and to Grant Indemnification. The chairman of the board or the president or the board of directors may request any director, officer, agent or employee of the Company to serve as its representative in the position of a director or officer (or in a substantially similar capacity) of an entity or enterprise other than the Company, and may grant to such person indemnification by the Company as described in Section 1 of this Article VI.

        (ii) Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Company or others and for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

        (iii) Insurance Contracts and Funding. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of or person serving in any other capacity with, the Company or another corporation, partnership, joint venture, trust or other enterprise (including serving as a trustee or fiduciary of any employee benefit plan) against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expenses, liabilities or losses under the Act. The Company may enter into contracts with any director, officer, agent or employee of the Company in furtherance of the provisions of this Article VI, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

        (iv) Contractual Nature. The provisions of this Article VI shall continue in effect as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VI shall be deemed to be a contract between the Company and each person who, at any time that this Article VI is in effect, serves or served in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article VI or any repeal or modification of the Act, or any other applicable law shall not limit any rights of indemnification with respect to Proceedings in connection with which he or she is an Indemnified Person, or advancement of expenses in connection with such Proceedings, then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including without limitation, the right to indemnification for Proceedings, and advancement of expenses with respect to such Proceedings, commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

        (v) Savings Clause. If this Article VI or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, the Company shall nevertheless (A) indemnify each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and (B) advance expenses in accordance with Section 2 of this Article VI, in each case with respect to any Proceeding in connection with which he or she is an Indemnified Person, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated or held to be unenforceable and as permitted by applicable law.

ARTICLE VII. ACTION WITH RESPECT TO
SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the board of directors, the chief executive officer or his or her designee shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Company may hold securities and to otherwise exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

ARTICLE VIII. AMENDMENT

These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the board of directors or the shareholder consistent with the provisions of the Company's Charter.

Amended and restated effective October 17, 2008